Rule 10f-3 Transaction Form


Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Multimanager Core Bond Portfolio  (AXA-VIP)
BlackRock Bond Allocation Target Shares: Series C
Portfolio  (BATSC)
BlackRock Balanced Capital Portfolio (FI)  (BCS_F)
BlackRock Core Bond Portfolio  (BR-CORE)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser)
(BVA-BF)
BlackRock Total Return Portfolio (Ins - Series)  (BVA-
TR)
Transamerica Partners Core Bond Portfolio  (DIA-CORE)
Metropolitan Series BlackRock Bond Income Portfolio
(MET-BI)
Metropolitan Series BlackRock Diversified Portfolio
(Core PLUS Bond)  (METD_B)
Master Total Return Portfolio of Master Bond LLC  (MF-
BOND)
Bond Index Master Portfolio  (MIP_AGG)
Transamerica Multi-Managed Balanced Portfolio  (TA-CORE)
Transamerica Multi-Managed Balanced Portfolio VP  (TAP-
CORE)
Transamerica Partners Balanced Portfolio  (TRANS-CORE)



The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering
Commencement:

08-06-2013


Security Type:

BND/CORP



Issuer

American International Group, Inc.
(2020)


Selling
Underwriter

Citigroup Global Markets Inc.


Affiliated
Underwriter(s)

[X] PNC
[_] Other:


List of
Underwriter(s)

Citigroup Global Markets Inc., HSBC
Securities (USA) Inc., U.S. Bancorp
Investments, Inc., Wells Fargo
Securities, Mizuho Securities USA Inc.,
Scotia Capital (USA) Inc., SMBC Nikko
Securities America, Inc., Standard
Chartered Bank, CastleOak Securities,
L.P., ING Financial Markets LLC,
Mischler Financial Group, Inc., Muriel
Siebert & Co., Inc., PNC Capital Markets
LLC, Samuel A. Ramirez & Company, Inc.




Transaction Details

Date of Purchase

08-06-2013



Purchase
Price/Share
(per share / %
of par)

$99.975


Total
Commission,
Spread or
Profit

0.400%



1.   Aggregate Principal Amount
Purchased (a+b)

$59,675,000


a.   US Registered Funds
(Appendix attached with
individual Fund/Client purchase)

$24,560,000


b.   Other BlackRock Clients

$35,115,000


2.   Aggregate Principal Amount of
Offering

$1,000,000,000


Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.059675





Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):

[X] U.S. Registered Public Offering
[Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering
[Issuer must have 3 years of continuous operations]
[_] Eligible Municipal Securities
[Issuer must have 3 years of continuous operations]
[_] Eligible Foreign Offering
[Issuer must have 3 years of continuous operations]
[_] Government Securities Offering


Timing and Price (check ONE or BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.


Firm Commitment Offering (check ONE)

[X] YES
[_] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.


No Benefit to Affiliated Underwriter (check ONE)

[X] YES
[_] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by: Dillip Behera                   Date: 08-08-2013

Global Syndicate Team Member




Approved by: Steven DeLaura                  Date: 08-08-13

Global Syndicate Team Member